EXHIBIT 99.1

Contact:
Tyra Tutor
Senior Vice President, Corporate Development
(904) 360-2500
tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Fourth Quarter and Full-Year 2007 Results

Board of Directors Authorizes Additional $75 Million of Share Repurchases

JACKSONVILLE, Fla. (February 7, 2008) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2007. Revenue and diluted net income per common share were above the range of guidance previously provided by management.

Fourth Quarter Summary

•	Revenue was $570 million, up 17% versus the fourth quarter of 2006;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 9% versus the prior-year period;

•	Diluted net income per common share was $0.24 compared with $0.20 in the year-earlier period;

•	Gross margin reached 29.5% for the fourth quarter of 2007;

•	Operating income was $36 million, up 23% from the fourth quarter of 2006;

•	Cash flow from operations was $52 million during the fourth quarter of 2007; and

•	The Company repurchased $54 million of MPS Group common stock during the fourth quarter.

2007 Summary

•	Revenue was $2.2 billion, up 16% versus 2006;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 8% versus 2006;

•	Diluted net income per common share was $0.86, up 19% from 2006;

•	Net income was $87 million, up 16% versus 2006;

•	The Company repurchased $95 million of MPS Group common stock and used $83 million of cash for acquisitions during 2007; and

•	The Company had a cash balance of $105 million and no outstanding borrowings on its $250 million credit facility at the end of 2007.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $327 million for the fourth quarter of 2007, representing 57% of total Company revenue. Below is further discussion of the fourth quarter performance of the Professional Services division’s two reporting segments.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax
www.mpsgroup.com

MPS Group Reports Fourth Quarter, Year-end 2007 Results

February 7, 2008

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health. In the fourth quarter, this segment’s revenue increased 15% versus the fourth quarter of 2006. Excluding the impact of acquisitions, revenue increased 11% versus the fourth quarter of 2006.

The North American Professional Services segment gross margin was 32.6%, a 120-basis-point increase versus the fourth quarter of 2006. The improvement in gross margin was due to an 80-basis-point increase in temporary staffing margins and a 29% increase in permanent placement fees versus last year’s fourth quarter.

All four business units within the North American Professional Services segment posted higher revenue compared with the fourth quarter of 2006. Specifically, year-over-year organic revenue growth in the fourth quarter was 13% for Entegee, 9% for Accounting Principals, 4% for Soliant Health, and 10% for Special Counsel. Including the impact of acquisitions, Special Counsel revenue increased 31%.

International Professional Services Segment

The Company’s International Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting, property, and other professional staffing services.

For the fourth quarter of 2007, Badenoch & Clark revenue increased 29% versus the fourth quarter of 2006. Excluding the impact of foreign currency exchange rates and acquisitions, revenue grew 11% versus the fourth quarter of 2006.

Gross margin improved by 370 basis points to 31.5% due to higher temporary staffing margins, increased permanent placement sales, and the impact of an acquisition made in the third quarter of 2007. Operating income of this segment was up 40% versus the fourth quarter of 2006.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $243 million for the fourth quarter of 2007, representing 43% of total Company revenue. Below is further discussion of the fourth quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $161 million for the fourth quarter of 2007, an increase of 11% versus the fourth quarter of 2006. Overall gross margin from the segment was 30.2% in the fourth quarter, up 110 basis points versus the fourth quarter of 2006.

Operating expenses were higher when compared sequentially with the third quarter, primarily due to the write-off of receivables from Ensemble Chimes Global, which filed Chapter 7 bankruptcy on January 9, 2008.

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MPS Group Reports Fourth Quarter, Year-end 2007 Results

February 7, 2008

Beeline, the workforce solutions unit, grew revenue 17% on an organic basis versus the fourth quarter of 2006. Beeline continues to execute its strategy of completing strategic acquisitions designed to further expand its product and service lines. Including acquisitions, Beeline’s fourth quarter revenue increased 81%. As previously announced, Beeline expects to complete the purchase of the vendor management-related assets of Ensemble Chimes Global in the very near future, thus further establishing Beeline as the leading provider of vendor management solutions.

During the fourth quarter of 2007, Modis revenue increased 6% versus the fourth quarter of 2006, and revenue of Idea Integration increased 19% versus the fourth quarter of 2006. Excluding the impact of an acquisition, Idea Integration revenue grew 7%.

International Information Technology Services Segment

The Company’s International Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. During the quarter, Modis International’s revenue rose 15% versus the fourth quarter of 2006. Excluding the impact of foreign currency exchange rates, revenue grew 8% versus the year-earlier period. Due to increases in permanent-placement sales as well as an improvement in temporary-staffing gross margin, overall gross margin reached 18.1% in the fourth quarter, an improvement of 160 basis points versus the fourth quarter of 2006. In addition, Modis International managed expenses effectively during the quarter, which contributed to the 165% increase in operating income versus last year’s fourth quarter.

Capital Update

During the fourth quarter of 2007, the Company generated operating cash flow of $52 million. MPS Group used $54 million during the quarter to repurchase its common stock. Recently, the Board of Directors approved an authorization to repurchase up to an additional $75 million of Company stock. Combined with the $16 million remaining from the prior authorization, the Company is now authorized to repurchase up to $91 million of Company stock. At the close of the fourth quarter, the Company had a cash balance of $105 million, short-term investments of $3 million, and no borrowings outstanding under its $250 million credit facility. MPS Group intends to use cash on hand primarily to buy back its common stock and to make strategic acquisitions.

Management Comments

“Across the board, we were pleased with our performance during the fourth quarter,” said Timothy Payne, MPS Chief Executive Officer. “As we look ahead to 2008, we are well positioned for another year of growth in revenue and earnings should market conditions remain favorable. Should a recession materialize, as predicted by many economists, our variable-cost business model will aid our ability to manage the Company through such conditions.”

“In 2007, the Company generated $132 million in cash flow from operations,” added Robert Crouch, MPS Chief Financial Officer. “Given our solid cash position and strong results achieved during the fourth quarter, the Company actively repurchased shares of Company stock. Our operating cash flow and strong balance sheet enable the Company to continue to buy back shares as well as make strategic acquisitions. We expect first quarter 2008 revenue and diluted net income per common share to be in the range of $550 million to $580 million and $0.18 to $0.22, respectively. This earnings guidance includes the seasonal impact of additional payroll taxes recognized in the first quarter of each year.”

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MPS Group Reports Fourth Quarter, Year-end 2007 Results

February 7, 2008

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-1520.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on February 14. To access the telephonic replay, please dial (719) 457-0820 and enter 8743198 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for 2006 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Fourth-Quarter, Year-end 2007 Results

February 7, 2008

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating Highlights:
Revenue:
North American Professional Services	$177,271	$153,698	$690,073	$617,166
International Professional Services	149,237	115,416	547,460	431,402
North American Information Technology Services	161,095	144,760	628,641	560,987
International Information Technology Services	82,362	71,929	305,661	267,067

Total revenue	569,965	485,803	2,171,835	1,876,622

Gross profit:
North American Professional Services	57,706	48,233	219,775	189,147
International Professional Services	46,987	32,136	164,111	123,064
North American Information Technology Services	48,709	42,151	184,809	162,047
International Information Technology Services	14,903	11,900	53,593	42,784

Total gross profit	168,305	134,420	622,288	517,042

Operating income:
North American Professional Services	19,639	15,613	70,854	59,241
International Professional Services	10,314	7,352	37,279	31,870
North American Information Technology Services	9,499	11,802	42,801	45,059
International Information Technology Services	5,143	1,940	13,116	6,515

Operating income before unallocated corporate expenses	44,595	36,707	164,050	142,685
Unallocated corporate expenses	8,192	7,036	30,414	28,141

Total operating income	36,403	29,671	133,636	114,544
Other income, net	992	1,931	6,911	5,991

Income before provision for income taxes	37,395	31,602	140,547	120,535
Provision for income taxes	13,844	11,082	53,459	45,321

Net income	$23,551	$20,520	$87,088	$75,214

Diluted net income per common share	$0.24	$0.20	$0.86	$0.72

Diluted common shares outstanding	97,609	103,077	101,086	104,090

			As of
			December 31, 2007	December 31, 2006
Cash and cash equivalents			$105,285	$172,692
Short-term Investments			2,500	—
Accounts receivable, net of allowance			323,804	278,438
Other			32,115	28,792

Current assets			463,704	479,922
Long-term assets			745,947	662,357

Total assets			$1,209,651	$1,142,279

Current liabilities			$198,554	$161,043
Other			34,752	17,938
Stockholders’ equity			976,345	963,298

Total liabilities and stockholders’ equity			$1,209,651	$1,142,279

Working capital			$265,150	$318,879

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MPS Reports Fourth-Quarter, Year-end 2007 Results

February 7, 2008

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
EBITDA	$41,910	$34,022	$153,753	$130,413
Depreciation and intangibles amortization	5,507	4,351	20,117	15,869

Operating income	36,403	29,671	133,636	114,544
Other income, net	992	1,931	6,911	5,991

Income before provision for income taxes	37,395	31,602	140,547	120,535
Provision for income taxes	13,844	11,082	53,459	45,321

Net income	$23,551	$20,520	$87,088	$75,214

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Modis International	Badenoch & Clark
Revenue growth rate 4Q2006 to 4Q2007, excluding acquisitions and the effects of changes in currency	9.4%	7.7%	11.0%
Revenue growth rate contributed from acquisitions	5.1%	—	10.7%
Revenue growth rate contributed from effects of changes in currency	2.8%	6.8%	7.6%

GAAP revenue growth rate 4Q2006 to 4Q2007	17.3%	14.5%	29.3%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	N.A. Professional	Special Counsel	Idea Integration	Beeline
Revenue growth rate 4Q2006 to 4Q2007, excluding acquisitions	10.8%	9.9%	7.3%	17.4%
Revenue growth rate contributed from acquisitions	4.5%	21.1%	11.6%	63.5%

GAAP revenue growth rate 4Q2006 to 4Q2007	15.3%	31.0%	18.9%	80.9%

Reconciliation of Year-Over-Year Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

MPS Group
Revenue growth rate 2006 to 2007, excluding acquisitions and the effects of changes in currency	7.9%
Revenue growth rate contributed from acquisitions	4.2%
Revenue growth rate contributed from effects of changes in currency	3.6%

GAAP revenue growth rate 2006 to 2007	15.7%

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